Exhibit 99.1

Sphere Entertainment Co. Announces Pricing of $225 Million Offering of Convertible Senior Notes

NEW YORK, December 6, 2023 – Sphere Entertainment Co. (NYSE: SPHR) (the “Company” or “Sphere Entertainment”) today announced the pricing of $225 million aggregate principal amount of 3.50% convertible senior notes due 2028 in a private offering to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). In connection with the offering of the notes, the Company has granted the initial purchasers an option to purchase, for settlement within a 13-day period beginning on, and including, the first day on which the notes are issued, up to an additional $33.75 million aggregate principal amount of the notes. The offering of the notes and the capped call transactions described below are expected to close on December 8, 2023, subject to customary closing conditions.

The notes will be general senior unsecured obligations of Sphere Entertainment and will pay interest semi-annually on June 1 and December 1 of each year, beginning on June 1, 2024, at a rate of 3.50% per year. The notes will mature on December 1, 2028, unless redeemed, repurchased or converted earlier in accordance with their terms. The initial conversion rate for the notes will be 28.1591 shares per $1,000 principal amount of notes, which is equivalent to an initial conversion price of approximately $35.51 per share of Sphere Entertainment Class A common stock and is subject to adjustment under the terms of the notes. The initial conversion price of the notes represents a premium of approximately 25.0% to the last reported sale price of $28.41 per share of Sphere Entertainment’s Class A common stock on the New York Stock Exchange on December 5, 2023. Prior to September 1, 2028, the notes will be convertible only upon satisfaction of certain conditions and during certain periods, and, thereafter, the notes will be convertible at any time until the close of business on the second scheduled trading day immediately preceding the maturity date. Upon conversion, Sphere Entertainment will pay or deliver, as the case may be, cash, shares of Sphere Entertainment’s Class A common stock or a combination of cash and shares of Sphere Entertainment’s Class A common stock, at its election.

Sphere Entertainment estimates that the net proceeds from the offering will be approximately $217.8 million (or approximately $250.4 million if the initial purchasers exercise their option to purchase additional notes in full), after deducting the initial purchasers’ discounts and commissions and estimated expenses payable by Sphere Entertainment. Sphere Entertainment intends to use approximately $12.4 million of the net proceeds from the offering of the notes to fund the cost of entering into the capped call transactions described below in connection with the offering. Sphere Entertainment intends to use the remainder of the net proceeds for general corporate purposes, including capital for Sphere-related growth initiatives.

If the initial purchasers exercise their option to purchase additional notes, Sphere Entertainment expects to use a portion of the proceeds from the sale of the additional notes, to enter into additional capped call transactions and intends to use the remainder of the net proceeds from the sale of the additional notes for general corporate purposes, including capital for Sphere-related growth initiatives.

In connection with the pricing of the notes, Sphere Entertainment intends to enter into capped call transactions with one or more of the initial purchasers and/or their respective affiliates or other financial institutions (the “hedge counterparties”). The capped call transactions cover, subject to customary anti-dilution adjustments substantially similar to those applicable to the notes, the same number of shares of Sphere Entertainment’s Class A common stock that will initially underlie the notes.

The cap price of the capped call transactions relating to the notes will initially be approximately $42.62, which represents a premium of approximately 50% over the last reported sale price of Sphere Entertainment’s Class A common stock on the New York Stock Exchange on December 5, 2023, and is subject to certain customary adjustments.

The capped call transactions are expected generally to reduce the potential dilution to Sphere Entertainment’s Class A common stock upon any conversion of notes and/or offset any potential cash payments Sphere Entertainment is required to make in excess of the principal amount of converted notes, as the case may be, with the maximum amount of such reduction and/or offset subject to a cap.

In connection with establishing their initial hedges of the capped call transactions, Sphere Entertainment expects the hedge counterparties or their respective affiliates will purchase shares of Sphere Entertainment’s Class A common stock and/or enter into various derivative transactions with respect to Sphere Entertainment’s Class A common stock concurrently with or shortly after the pricing of the notes, including from, or with, as the case may be, certain investors in the notes. This activity could increase (or reduce the size of any decrease in) the market price of Sphere Entertainment’s Class A common stock or the trading price of the notes at that time.

In addition, the hedge counterparties or their respective affiliates may modify their hedge positions by entering into or unwinding various derivatives with respect to Sphere Entertainment’s Class A common stock and/or purchasing or selling Sphere Entertainment ’s Class A common stock or other securities of Sphere Entertainment in secondary market transactions following the pricing of the notes and prior to the maturity of the notes (are likely to do so, to the extent we exercise the relevant election under the capped call transactions, following any repurchase, redemption or conversion of the notes (whether upon a fundamental change or otherwise)). This activity could also cause or avoid an increase or a decrease in the market price of Sphere Entertainment’s Class A common stock or the notes which could affect a noteholder’s ability to convert the notes and, to the extent the activity occurs during any observation period related to a conversion of notes, it could affect the amount of cash and/or the number and value of shares of the Company’s Class A common stock that a noteholder will receive upon conversion of its notes.

The notes were offered to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act. The offer and sale of the notes and the shares of Class A common stock issuable upon conversion of the notes, if any, have not been registered under the Securities Act or the securities laws of any other jurisdiction, and the notes and any such shares may not be offered or sold absent registration or an applicable exemption from such registration requirements.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy any securities, including the notes or Sphere Entertainment common stock, nor shall there be any sale of securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Sphere Entertainment Co.

Sphere Entertainment Co. is a premier live entertainment and media company. The Company includes Sphere, a next-generation entertainment medium powered by cutting-edge technologies to redefine the future of entertainment. The first Sphere venue opened in Las Vegas in September 2023. In addition, the Company includes MSG Networks, which operates two regional sports and entertainment networks, MSG Network and MSG Sportsnet, as well as direct-to-consumer and authenticated streaming product MSG+, delivering a wide range of live sports content and other programming.

Forward-Looking Statements

This press release may contain statements that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements concerning the timing and completion of the offering of the notes and the capped call transactions and the anticipated use of proceeds from the offering. Investors are cautioned that any such forward-looking statements are not guarantees of future performance or results and involve risks and uncertainties, and that actual results, developments or events may differ materially from those in the forward-looking statements as a result of various factors, including financial community perceptions of the Company and its business, operations, financial condition and the industries in which it operates and the factors described in the Company’s filings with the Securities and Exchange Commission, including the sections titled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained therein. The Company disclaims any obligation to update any forward-looking statements contained herein.

Contacts

Ari Danes, CFA

Investor Relations and Financial Communications

(212) 465-6072

Justin Blaber

Financial Communications

(212) 465-6109

Grace Kaminer

Investor Relations

(212) 631-5076